As filed with the Securities and Exchange Commission on July 10, 2001
Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ISCO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	36-2688459 (I.R.S employer Identification No.)

451 Kingston Court
Mt. Prospect, Illinois 60056
(Address of Principal Executive Offices)

________________________________

ISCO International, Inc. Amended and Restated 1993 Stock Option Plan
(Full Title of the Plan)
________________________________

Dr. George Calhoun
Chief Executive Officer
ISCO International, Inc.
451 Kingston Court
Mt. Prospect, Illinois 60056
(847) 391-9400
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

COPIES TO:

Barry M. Abelson, Esquire Pepper Hamilton LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, Pennsylvania 19103-2799 (215) 981-4000	Michael P. Gallagher, Esquire Pepper Hamilton LLP 1235 Westlakes Drive Suite 400 Berwyn, Pennsylvania 19312 (610) 640-7800

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
Opinion of Pepper Hamilton LLP
Consent of Grant Thornton LLP
Consent of Ernst & Young LLP

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to	Amount to Be	Offering Price Per	Aggregate Offering	Amount of
Be Registered	Registered(1)	Share	Price	Registration Fee
Common Stock, $.001 par value (2)	8,000,000	$1.48(3)	$11,840,000(3)	$2,960 (3)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the ISCO International, Inc.’s common stock that become issuable by reason of any stock dividend, stock-split, recapitalization or other similar transaction effected with the receipt of consideration that increases the number of the ISCO International’s outstanding shares of common stock.

(2)	Includes rights to purchase ISCO International, Inc. Series A Junior Participating Preferred Stock, or Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidence separately from ISCO International common stock.

(3)	The amount is based on the average of the bid and asked price of ISCO International’s common stock on the Over The Counter Bulletin Board on July 6, 2001 and is used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which registration statements on Form S-8 relating to the ISCO International, Inc. Amended and Restated 1993 Stock Option Plan and the Illinois Superconductor Corporation Initial Stock Option Plan are effective. Accordingly, pursuant to General Instruction E of Form S-8, the registration statement on Form S-8 (File No. 33-88716) filed January 24, 1995, the registration statement on Form S-8 (File No. 333-06003) filed June 14, 1996, the registration statement on Form S-8 (File No. 333-39342) filed June 14, 2000 and the registration statement on Form S-8 (File No. 333-43164) filed August 7, 2000 are hereby incorporated by reference.

Item 8. Exhibits.

      The exhibits filed as part of this registration statement are as follows:

Exhibit	Description

4.6	ISCO International, Inc. Amended and Restated 1993 Stock Option Plan(1)

5.1*	Opinion of Pepper Hamilton LLP regarding legality of securities being registered

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Pepper Hamilton LLP (included in its Opinion filed as Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included on signature page)

(1)   Incorporated by reference to Appendix C and D of ISCO International’s Definitive Proxy materials filed on May 22, 2001.

•   Filed herewith.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, ISCO International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Mt. Prospect, Illinois on July 10, 2001.

ISCO INTERNATIONAL, INC.

By: /s/ George M. Calhoun George M. Calhoun Chairman and Chief Executive Officer

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints George M. Calhoun and Charles F. Willes, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and a related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and in each case to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George M. Calhoun George M. Calhoun Chief	Chief Executive Officer and Director (Principal Executive Officer)	July 10, 2001

/s/ Charles F. Willes Charles F. Willes	Chief Financial Officer (Principal and Accounting Officer)	July 10, 2001

/s/ Mark D. Brodsky Mark D. Brodsky	Director	July 5, 2001

/s/ Howard S. Hoffmann Howard S. Hoffmann	Director	July 5, 2001

/s/ Thomas L. Powers Thomas L. Powers	Director	July 5, 2001

/s/ Norbert Lou Norbert Lou	Director	July 5, 2001

/s/ Daniel T. Spoor Daniel T. Spoor	Director	July 5, 2001

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Pepper Hamilton LLP regarding legality of securities being registered

23.1	Consent of Grant Thornton LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Pepper Hamilton LLP (included in its Opinion filed as Exhibit 5.1 hereto)

24.1	Powers of Attorney (included on signature page)